UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2014

THE CORPORATE EXECUTIVE BOARD COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-34849	52-2056410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 North Lynn Street, Arlington, Virginia	22209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (571) 303-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 19, 2014, The Corporate Executive Board Company (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”), at which three proposals were presented to the Company’s stockholders for consideration. The three matters presented for consideration were: (1) election of eight directors to hold office until the next Annual Meeting of Stockholders or until their successors are named and qualified; (2) ratification of the retention of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014; and (3) approval, in an advisory vote, of the compensation of the named executive officers as disclosed by the Company. These proposals were described in detail in the Company’s definitive Proxy Statement for the Annual Meeting filed with the Securities Exchange Commission on April 30, 2014. At the Annual Meeting, a total of 32,098,121 shares, or 95%, of our common stock issued and outstanding as of the record date of April 21, 2014, was represented by proxy or in person.

The final results for each of the matters submitted to the stockholders at the Annual Meeting are as follows:

Proposal 1

The nominees for election to the board of directors were elected by the stockholders by the following vote:

	For	Withheld	Broker non-votes
Thomas L. Monahan, III	30,423,822	695,718	978,581
Gregor S. Bailar	30,696,225	423,315	978,581
Stephen M. Carter	30,593,654	525,886	978,581
Gordon J. Coburn	30,563,901	555,639	978,581
L. Kevin Cox	30,833,091	286,449	978,581
Nancy J. Karch	29,395,758	1,723,782	978,581
Daniel O. Leemon	30,658,536	461,004	978,581
Jeffrey R. Tarr	30,593,857	525,683	978,581

Proposal 2

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2014 was approved by the stockholders by the following vote:

For	31,359,399
Against	736,773
Abstained	1,949

Proposal 3

Approval, in an advisory vote, of the compensation of the named executive officers as disclosed in the proxy statement.

For	29,307,439
Against	1,789,361
Abstain	22,740
Broker Non-Votes	978,581

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2014	THE CORPORATE EXECUTIVE BOARD COMPANY

	By:	/s/ Richard S. Lindahl
Richard S. Lindahl
Chief Financial Officer